CISTERA NETWORKS INC.
                  SENIOR UNSECURED CONVERTIBLE PROMISSORY NOTE

$_______________                                                   April 5, 2007

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, EXCEPT UPON DELIVERY TO CISTERA NETWORKS INC.(THE
"COMPANY") OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO IT TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE OR FOREIGN SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER. THIS NOTE WAS ORIGINALLY ISSUED ON APRIL 5, 2007.

THIS NOTE WAS ISSUED PURSUANT TO A NOTE PURCHASE AGREEMENT, DATED AS OF APRIL 5, 2007 (AS FROM TIME TO TIME AMENDED, THE "PURCHASE AGREEMENT"), AND IS ENTITLED TO THE BENEFITS THEREOF. ALL TERMS USED HEREIN UNLESS OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN THE PURCHASE AGREEMENT. EACH HOLDER OF THIS NOTE WILL BE DEEMED, BY ITS ACCEPTANCE HEREOF, TO HAVE AGREED TO THE TERMS AND CONDITIONS SET FORTH IN THE PURCHASE AGREEMENT.

         CISTERA NETWORKS INC., a Nevada corporation (the "Company"), for value received hereby promises to pay to __________(the "Holder"), the principal amount of $_________with interest on the unpaid principal of this Note, from the date hereof, at the rate of eight percent (8%) per annum, compounded quarterly on each Interest Compounding Date, except as otherwise may be provided herein. All payments hereunder are payable in lawful money of the United States of America at the place the Holder may designate in writing to the Company.

         Interest on this Note shall be computed for the actual number of days elapsed and on the basis of a year consisting of 360 days, unless the maximum legal interest rate would thereby be exceeded, in which event, to the extent necessary to avoid exceeding such maximum rate, interest shall be computed on the basis of the actual number of days elapsed in the applicable calendar year in which it accrued. It is the intention of the Company and the Holder to conform strictly to applicable usury laws. It is therefore agreed that (i) the aggregate of all interest and other charges constituting interest under applicable law and contracted for, chargeable or receivable under this Note or otherwise in connection with this loan transaction, shall never exceed the maximum amount of interest, nor produce a rate in excess of the maximum contract rate of interest the Holder may charge the Company under applicable law and in regard to which the Company may not successfully assert the claim or defense of


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usury,  and (ii) if any excess  interest is  provided  for, it shall be deemed a mistake and the same shall be refunded to the Company or credited on the unpaid principal balance hereof and this Note shall be automatically deemed reformed so as to permit only the collection of the maximum legal contract rate and amount of interest.

         The unpaid principal and accrued interest of this Note shall be due and payable on the date that is two (2) years from the date of this Note.

         The Company may prepay the Notes, in whole or in part, upon thirty (30) days prior written notice to Purchasers; provided that partial prepayments may be made only in increments of $10,000. In the event of a proposed prepayment by the Company, prior to such prepayment, Purchasers shall have the right to convert the amount of the proposed prepayment into shares of Common Stock in accordance with Article IV, regardless of the period of time that the Notes have been outstanding. In the event of a Change in Control, this Note shall become immediately due and payable.

         If any payment of principal or interest on this Note shall become due on a Saturday, Sunday or any other day on which national banks are not open for business, such payment shall be made on the next succeeding Business Day.

         Any check, draft, money order or other instrument given in payment of all or any portion of this Note may be accepted by the Holder or any other holder hereof and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of the Holder or any other holder hereof, except to the extent that actual cash proceeds of such instrument are unconditionally received by the Holder or any other holder hereof and applied to the indebtedness as herein provided.

         The Holder of this Note may convert all or any part of the principal and accrued interest of this Note into Qualified Securities or shares of Common Stock pursuant to Article IV of the Purchase Agreement. This Note, when surrendered for conversion, shall be duly endorsed, or be accompanied by a written instrument of transfer in a form satisfactory to the Company duly executed by the Holder of this Note. For convenience, the conversion of all or a portion, as the case may be, of this Note is hereinafter sometimes referred to as the conversion of this Note. In the event that this Note is converted in part only, upon such conversion, the Company shall execute and deliver to the Holder, without service charge, a new Note, of any authorized denomination or denominations as requested by the Holder, in aggregate principal amount equal to and in exchange for the unconverted portion of the principal of this Note so surrendered.

         No fractional shares or scrip representing fractional securities shall be issued upon the conversion of this Note. If the conversion of this Note results in a fraction, in lieu of such fractional securities, the Company shall pay to the Holder in cash an amount equal to such fraction.

         If an Event of Default as defined in the Purchase Agreement occurs and is continuing, the unpaid principal and accrued interest of this Note may be declared or otherwise immediately become due and payable in the manner, at the price, including all costs of enforcement (including reasonable attorneys' fees) and with the effect provided in the Purchase Agreement.



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         Except as provided herein,  the Company waives all demands for payment, presentations for payment, notices of intention to accelerate maturity, notices of acceleration of maturity, protests, notices of protest, grace, and diligence in the collection of this Note, and in filing suit hereon, and agrees that its liability for the payment hereof shall not be affected or impaired by any release or change in the security or by any extension or extensions of time of payment.

         The undersigned hereby agrees to pay all expenses incurred by the Holder, including reasonable attorneys' fees, all of which shall become a part of the principal hereof, if this Note is placed in the hands of an attorney for collection, or if it is collected by suit or through any probate, bankruptcy or any other legal proceedings.

         If this Note is not paid at maturity, however maturity may be brought about, all principal due on the date of such maturity shall bear interest from the date of such maturity at the maximum contract rate of interest which the Holder may charge the Company under applicable law.

         No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rates, and in the coin or currency, herein prescribed.

         This Note and the rights and obligations of the parties hereto shall be deemed to be contracts under the laws of the State of Texas and for all purposes shall be governed by and construed and enforced in accordance with the laws of said State, except for its rules relating to the conflict of laws.

         IN WITNESS WHEREOF, the Company has duly executed this Note as of the date first above written.

                                      CISTERA NETWORKS INC.



                                      By:_______________________________________
                                            Derek P. Downs, President








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